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                                                                    EXHIBIT 24.3



                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that Gary T. Kacich, Vice President and Assistant Treasurer of Colony Bay Coal Company and whose signature appears below, hereby constitutes and appoints Irl F. Engelhardt, Richard A. Navarre and Jeffery L. Klinger, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


                                   By: /s/ GARY T. KACICH
                                       -----------------------------------------
                                       Gary T. Kacich
                                       Vice President and Assistant Treasurer

Date: March 3, 2004